Exhibit 10.97

VOTING ARRANGEMENT AGREEMENT

This Voting Arrangement Agreement (this “Agreement”) is made as of December 4, 2008, between Bendix CVS Canada Inc. (the “Purchaser”), SmarTire Systems Inc. (the “Vendor”), YA Global Investments, L.P., f/k/a Cornell Capital Partners LP, (“YA Global”), Xentenial Holdings Limited (“Xentenial”), Staraim Enterprises Limited (together with YA Global and Xentenial, the “Convertible Debenture Holders”).

WHEREAS:

A.
The Purchaser, Bendix Commercial Vehicle Systems LLC (as guarantor of the Purchaser), the Vendor and certain subsidiaries of the Vendor intend to enter into an Asset Purchase Agreement (the “Asset Purchase Agreement”) which provides for, among other things, the purchase by the Purchaser of certain assets of the Vendor (the “Assets”), pursuant to a letter of intent dated October 15, 2008.

B.
Pursuant to the Asset Purchase Agreement, the Vendor covenants with the Purchaser that it will hold a special meeting of the shareholders of the Vendor (the “Special Meeting”) to approve and adopt the special resolutions attached as Exhibit 1 to Appendix A (the “Special Resolutions”).

C.
The Convertible Debenture Holders, upon conversion of the necessary amount of convertible debt into common shares of the Vendor, will vote such shares to approve the Special Resolutions at the Special Meeting in accordance with the terms and conditions hereinafter set forth.

D.	It is in the best interests of the Convertible Debenture Holders that the purchase and sale of the Assets contemplated in the Asset Purchase Agreement proceed.

E.	As a condition precedent to the Purchaser entering into the Asset Purchase Agreement, the Vendor and the Convertible Debenture Holders have agreed to enter into this Agreement with the Purchaser.

NOW, THEREFORE, in consideration of the foregoing premises, $1 paid by each party to each other party hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Each of the Convertible Debenture Holders represents and warrants to the Purchaser that:

(a)	collectively the Convertible Debenture Holders have the right to convert a portion of their convertible debt into at least twenty-four billion common shares of the Vendor (the “Conversion Shares”).

(b)
neither the execution, delivery or performance of this Agreement will constitute a violation of, or conflict with, or default under, any contract, understanding, arrangement or restriction of any kind to which it is a party, including any of its organizational documents; and

(c)
this Agreement is a valid and binding agreement enforceable by the Purchaser against it in accordance with its terms, subject to applicable laws, including, without limitation, laws relating to fiduciary duties and laws relating to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors’ rights generally and the availability of equitable remedies.

2.
Each of the Convertible Debenture Holders hereby agrees and undertakes to cause, prior to the Time of Closing (as defined in the Asset Purchase Agreement), and subject to the satisfaction of the Conditions (as defined below):

(a)
to exercise its right to convert the necessary amount of convertible debt to provide the required number of common shares of the Vendor to pass the Special Resolutions, provided that the Vendors shall not be required to convert more than US$2,000,000.00 of their convertible debt in connection with the same;

(b)	to enter into the voting agreement with the Purchaser and Vendor in the form attached as Appendix A (the “Voting Agreement”); and

(c)	to act in accordance with its obligations under the Voting Agreement.

3.
Each of the Convertible Debenture Holders hereby acknowledges and confirms that the collateral assignment to YA Global (in its capacity as collateral agent for the Convertible Debenture Holders) of, and security interest in and to, payments due the Vendor under the Asset Purchase Agreement are subject to the Purchaser's set-off rights set forth in the Purchase Agreement.

4.
As used herein, “Conditions” means: (i) the Asset Purchase Agreement shall not have terminated in accordance with its terms; (ii) neither the Vendor nor any one of the Convertible Debenture Holders shall have received or become subject to any executive, administrative or judicial order, writ, injunction, stay or other process prohibiting or restricting such party from taking any of the actions contemplated under this Agreement, the Asset Purchase Agreement or any Voting Agreement; (iii) there shall not have been commenced or threatened in writing against any of the Convertible Debenture Holders any material action or proceeding relating to any of the transactions contemplated under this Agreement or any Voting Agreement whereby such Convertible Debenture Holder believes, acting reasonably, there is a material risk that such action or proceeding has merit, provided, however that if the Purchaser, acting reasonably, disagrees that there is such a material risk, the parties will promptly obtain a legal opinion from a third party law firm reasonably acceptable  to both parties as to whether there is such a material risk, and if such legal opinion indicates that there is no such material risk, this condition shall be satisfied; and (iv) the performance by a Convertible Debenture Holder of its obligations hereunder or under any Voting Agreement would constitute a breach by such Convertible Debenture Holder of applicable law, as determined by such Convertible Debenture Holder acting reasonably, provided, however, that if the Purchaser, acting reasonably, disagrees with such Convertible Debenture Holder as to whether such performance would cause a breach of applicable law, the parties will promptly obtain a legal opinion from a third party law firm reasonably acceptable to both parties as to whether such performance would constitute a violation of applicable law, and if such legal opinion indicates that no such violation or breach would occur, this condition shall be satisfied; provided, that if, any event described in the foregoing clause (ii), (iii), or (iv) occurs involving one or more of the Convertible Debenture Holders, each such Convertible Debenture Holder agrees to use its commercially reasonable best efforts to (x) cause such order, writ, injunction, stay, process, action or proceeding to be dismissed or threat to be withdrawn as to such Convertible Debenture Holder as soon as practicable, and/or (y) determine and act in a manner in which to perform its obligations hereunder which does not, or will not, constitute a breach of such applicable law, provided that the Convertible Debenture Holders shall not be required to pay more than US$250,000.00 in out of pocket expenses (including, without limitation, attorneys fees and expenses) or payments to third parties in order to obtain or satisfy conditions (x) or (y).  If at any time any party hereto believes condition (ii), (iii) or (iv) may become applicable, it will forthwith both notify the other parties and provide all relevant information to the other parties and, if applicable, any appointed third party law firm in order for each of the parties and such law firm to make its own determination.

5.
Each of the parties will from time to time execute and deliver all such further documents and instruments and do all acts and things as any other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.	This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

7.	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

8.
For the purpose of all legal proceedings, this Agreement will be deemed to have been performed in the Province of British Columbia and the courts of the Province of British Columbia will have jurisdiction to entertain any action arising under this Agreement.  Each of the parties attorns to the jurisdiction of the courts of the Province of British Columbia.

9.	This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

10.	Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement by such party.

IN WITNESS WHEREOF the Parties have executed this Agreement.

BENDIX CVS CANADA INC.

Per:	/s/ Joseph McAleese
Joseph McAleese

SMARTIRE SYSTEMS INC.

Per:	/s/ David Warkentin
David Warkentin

YA GLOBAL INVESTMENTS, L.P., f/k/a CORNELL CAPITAL PARTNERS L.P.

Per:	/s/ Mark Angelo
Mark Angelo, Portfolio Manager

XENTENIAL HOLDINGS LIMITED

Per:	/s/ Mark Angelo
Mark Angelo, Director

STARAIM ENTERPRISES LIMITED

Per:	/s/ Mark Angelo
Mark Angelo, Director

APPENDIX A

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of ____________, 2008, between Bendix CVS Canada Inc. (the “Purchaser”), SmarTire Systems Inc. (the “Vendor”) and the undersigned shareholder of the Vendor (the “Shareholder”).

WHEREAS:

A.
The Purchaser, Bendix Commercial Vehicle Systems LLC (as guarantor of the Purchaser), the Vendor and certain subsidiaries of the Vendor have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated December 4, 2008 which provides for, among other things, the purchase by the Purchaser of certain assets of the Vendor (the “Assets”).

B.
Pursuant to the Asset Purchase Agreement, the Vendor covenants with the Purchaser that it will hold a special meeting of the shareholders of the Vendor (the “Special Meeting”) to approve and adopt the special resolutions attached as Exhibit 1 (the “Special Resolutions”).

C.	It is in the best interests of the Shareholder that the purchase and sale of the Assets contemplated in the Asset Purchase Agreement proceed.

D.
As a condition precedent to the obligations of the Purchaser to complete the purchase of the Assets under the Asset Purchase Agreement, the Vendor and the Shareholder have agreed to enter into this Agreement with the Purchaser.

NOW, THEREFORE, in consideration of the foregoing premises, $1 paid by each party to each other party hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The Shareholder represents and warrants to the Purchaser that:

(a)
it is the legal and beneficial owner of, and has the irrevocable right to vote or cause to be voted in respect of the Special Resolutions, the number of common shares of the Vendor as set forth on the signature page hereof (together with any common shares of the Vendor acquired by the Shareholder prior to the Special Meeting, the “Shares”);

(b)
neither the execution, delivery or performance of this Agreement will constitute a violation of, or conflict with, or default under, any contract, understanding, arrangement or restriction of any kind to which the Shareholders is a party, including any of its organizational documents;

(c)
this Agreement is a valid and binding agreement enforceable by the Purchaser against the Shareholder in accordance with its terms, subject to applicable laws, including, without limitation, laws relating to fiduciary duties and laws relating to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors’ rights generally and the availability of equitable remedies.

2.	The Shareholder hereby agrees and undertakes, subject to satisfaction of the Conditions (as defined below), to:

(a)	ensure that all of the Shares are represented at the Special Meeting;

(b)	vote all of the Shares at the Special Meeting in favour of the Special Resolutions;

(c)
vote all of the Shares against any proposed resolution which would or is reasonably likely to interfere, impede, delay, frustrate, prevent, or adversely affect the consummation of the Asset Purchase Agreement and the transactions contemplated thereby or would or is reasonably likely to result in a breach (or failure to comply) in any material respect of any representation, warranty, covenant or agreement of the Vendor under the Asset Purchase Agreement; and

(d)
vote all of the Shares against any other action, transaction, proposal or agreement, without regard to the terms of such action, transaction, proposal or agreement, made in opposition to adoption of the Asset Purchase Agreement or in competition or inconsistent with the Asset Purchase Agreement and the transactions contemplated thereby.

3.	The Shareholder hereby undertakes, subject to satisfaction of the Conditions, that it will not with respect to the Shares:

(a)
take any action that would make any representation or warranty contained herein untrue or incorrect or could reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting its performance of its obligations hereunder;

(b)
grant any proxies or enter into any voting trust or other agreements or arrangements with respect to the voting of any shares, other than any proxies, voting trusts or voting agreements or arrangements that are not inconsistent with the voting obligations hereunder; and

(c)
sell, assign, transfer, give, bequeath, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance or other disposition of any of the Shares.

4.
As used herein, “Conditions” means: (i) the Asset Purchase Agreement shall not have terminated in accordance with its terms; (ii) neither the Vendor nor any one of the Convertible Debenture Holders (as defined in the voting arrangement agreement (the “Voting Arrangement Agreement”) made as of December 4, 2008 between the Vendor, the Purchaser and YA Global Investments, L.P., f/k/a Cornell Capital Partners LP, Xentenial Holdings Limited, and Staraim Enterprises Limited) or any Voting Agreement (as defined in the Voting Arrangement Agreement) shall have received or become subject to any executive, administrative or judicial order, writ, injunction, stay or other process prohibiting or restricting such party from taking any of the actions contemplated under this Agreement, the Asset Purchase Agreement or the Voting Arrangement Agreement; (iii) there shall not have been commenced or threatened in writing against any of the Convertible Debenture Holders any material action or proceeding relating to any of the transactions contemplated under this Agreement or the Voting Arrangement Agreement whereby such Convertible Debenture Holder believes, acting reasonably, there is a material risk that such action or proceeding has merit, provided, however that if the Purchaser, acting reasonably, disagrees that there is such a material risk, the parties will promptly obtain a legal opinion from a third party law firm reasonably acceptable  to both parties as to whether there is such a material risk, and if such legal opinion indicates that there is no such material risk, this condition shall be satisfied; and (iv) the performance by a Convertible Debenture Holder of its obligations hereunder or under the Voting Arrangement Agreement would constitute a breach by such Convertible Debenture Holder of applicable law, as determined by such Convertible Debenture Holder acting reasonably, provided, however, that if the Purchaser, acting reasonably, disagrees with such Convertible Debenture Holder as to whether such performance would cause a breach of applicable law, the parties will promptly obtain a legal opinion from a third party law firm reasonably acceptable to both parties as to whether such performance would constitute a violation of applicable law, and if such legal opinion indicates that no such violation or breach would occur, this condition shall be satisfied; provided, that if, any event described in the foregoing clause (ii), (iii), or (iv) occurs involving one or more of the Convertible Debenture Holders, each such Convertible Debenture Holder agrees to use its commercially reasonable best efforts to (x) cause such order, writ, injunction, stay, process, action or proceeding to be dismissed or threat to be withdrawn as to such Convertible Debenture Holder as soon as practicable, and/or (y) determine and act in a manner in which to perform its obligations hereunder which does not, or will not, constitute a breach of such applicable law, provided that the Convertible Debenture Holders shall not be required to pay more than US$250,000.00 in out of pocket expenses (including, without limitation, attorneys fees and expenses) or payments to third parties in order to obtain or satisfy conditions (x) or (y).  If at any time any party hereto believes condition (ii), (iii) or (iv) may become applicable, it will forthwith both notify the other parties and provide all relevant information to the other parties and, if applicable, any appointed third party law firm in order for each of the parties and such law firm to make its own determination.

5.
Each of the parties will from time to time execute and deliver all such further documents and instruments and do all acts and things as any other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.	This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

7.	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

8.
For the purpose of all legal proceedings, this Agreement will be deemed to have been performed in the Province of British Columbia and the courts of the Province of British Columbia will have jurisdiction to entertain any action arising under this Agreement.  Each of the parties attorns to the jurisdiction of the courts of the Province of British Columbia.

9.	This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

10.	Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement by such party.

IN WITNESS WHEREOF the Parties have executed this Agreement.

BENDIX CVS CANADA INC.

Per:

SMARTIRE SYSTEMS INC.

Per:



Per:

Number of Common Shares of the Vendor subject to this Agreement

EXHIBIT 1

SPECIAL RESOLUTIONS

SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY

The Company has entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated December , 2008 amongst Bendix CVS Canada Inc., Bendix Commercial Vehicle Systems LLC (as guarantor of Bendix CVS Canada Inc.), SmarTire Technologies Inc. and SmarTire USA, Inc., whereby the Company has agreed to sell substantially all of the assets of the Company, SmarTire Technologies Inc. and SmarTire USA, Inc. to Bendix CVS Canada Inc. on the terms and conditions as set out in the Asset Purchase Agreement.

Shareholder approval is being sought to approve the following special resolution:

“RESOLVED AS A SPECIAL RESOLUTION THAT:

1.
In accordance with Section 301(1) of the Business Corporations Act (British Columbia) the sale of all or substantially all of the undertaking of the Company by the Company, SmarTire Technologies Inc. and SmarTire USA, Inc. to Bendix CVS Canada Inc. pursuant to the Asset Purchase Agreement, as such agreement may be amended from time to time be and is hereby ratified, confirmed and approved; and

2.
Any director or officer of the Company be and is hereby authorized, for and on behalf of and in the name of the Company, to execute and deliver any documents and instruments and take any such actions as such director or officer may determine to be necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

NAME CHANGE

A requirement of the Asset Purchase Agreement is that the company change the name of the company from SmarTire Systems Inc. to  or such other name as is approved by the regulatory authorities having jurisdiction.

Shareholder approval is being sought to approve the following special resolution:

“RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	The company change its name from SmarTire Systems Inc. to or such other name as is approved by the regulatory authorities having jurisdiction; and

2.
Any director or officer of the Company be and is hereby authorized, for and on behalf of and in the name of the Company, to execute and deliver any documents and instruments and take any such actions as such director or officer may determine to be necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.